EXHIBIT 21

COMPANY AND SUBSIDIARIES:

                                                 PERCENTAGE OF VOTING
                             SOVEREIGN POWER     SECURITIES OWNED BY
                          UNDER WHICH ORGANIZED    IMMEDIATE PARENT
                          ---------------------  --------------------
International Paper
 Company (the "Company")..      New York         Parent

Federal Paper Board
 Company, Inc. ...........    North Carolina     100%

IP Timberlands, Ltd.*.....       Texas           The Company owns 100% of
                                                 the Class A Common Stock
                                                 and Class B Common Stock
                                                 of IP Forest Resources
                                                 Company, managing
                                                 general partner of IPT,
                                                 and 84% of the Class A
                                                 Depositary Units and
                                                 100% of the Class B
                                                 Depositary Units of IPT.

     Names of subsidiaries which, if considered in the aggregate as a single subsidiary would not constitute a significant subsidiary, have been omitted.

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* For Regulation S-X purposes.